Exhibit 5.1

98 SAN JACINTO BLVD. SUITE 1500 AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIO DE JANEIRO RIYADH WASHINGTON

August 26, 2016

Jones Energy, Inc.

807 Las Cimas Parkway, Suite 350

Austin, Texas 78746

Ladies and Gentlemen:

We have acted as counsel to Jones Energy, Inc., a Delaware corporation (the “Company”), in connection with the proposed offering and sale by the Company of up to 24,150,000 shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) pursuant to that certain Underwriting Agreement with respect to the Class A Common Stock dated August 19, 2016 (the “Underwriting Agreement”) by and among the Company and Jones Energy Holdings, LLC, a Delaware limited liability company, on the one hand, and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), on the other.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the registration statement on Form S-3 (Registration No. 333-211568) (the “Base Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); (ii) the registration statement on Form S-3 (Registration No. 333-213201) (the “Additional Registration Statement” and, together with the Base Registration Statement, the “Registration Statement”) filed by the Company with the Commission under the Rule 462(b) of the Act; (iii) the prospectus included in the Registration Statement dated July 26, 2016 (the “Base Prospectus”); (iv) the prospectus supplement to the Base Prospectus dated August 19, 2016 with respect to the Class A Common Stock (together with the Base Prospectus, the “Prospectus”); (v) the Underwriting Agreement; (vi) the General Corporation Law of the State of Delaware (the “DGCL”); (vii) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, of the Company and (viii) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete.  In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined. We have also assumed that all shares of Class A Common Stock will be issued and sold in the manner set forth in the Prospectus and the Underwriting Agreement and that any certificates for the shares of Class A Common Stock will be duly countersigned, registered and electronically transmitted by the transfer agent and registrar for the Company.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the shares of Class A Common Stock have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the DGCL and the applicable federal laws of the United States, each as published in effect on the date hereof, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws.  We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.